UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2007

VWR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-118658	91-1319190
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1310 Goshen Parkway
P.O. Box 2656
West Chester, PA	19380
(Address of principal executive offices)	(zip code)

(610) 431-1700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Nonqualified Deferred Compensation Plan

At its meeting on February 13, 2007, the Board of Directors of VWR International, Inc. (the “Company”) adopted the VWR International, Inc. Nonqualified Deferred Compensation Plan (the “Plan”), effective April 1, 2007.  Under the Plan, certain of the Company’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K) and other officers and key employees (collectively, “Eligible Individuals”) will be entitled to defer up to 50% of their base salaries and up to 100% of their annual bonus awards.  Any deferred amounts will be credited to a deferral account of the applicable participating Eligible Individual and become a liability of the Company to such individual.

In addition, the Plan provides for the Company to credit matching amounts to the account of each Eligible Individual for each year, provided certain performance goals are satisfied.  These matching amounts are provided to restore matching amounts to which the Eligible Individual would otherwise be entitled under the VWR International, Inc. Retirement Savings 401(k) Plan (the “401(k) Plan”) but which are phased out due to applicable federal income tax rules.  The maximum matching amount under the Plan is 4% of the Eligible Individual’s compensation, offset by the maximum matching contributions that the Company could make into such Eligible Individual’s 401(k) Plan account for such year.

The Plan provides for the Eligible Individuals to make initial investment elections and permits periodic changes to such investment elections on amounts credited to their deferral accounts.  The Company will correspondingly adjust its liability to the Eligible Individuals based on the investment returns or losses associated with those elections.  The Eligible Individuals will become entitled to distributions of their accounts upon (i) their death, disability or separation from service, (ii) a change in control of VWR, (iii) an unforeseeable emergency, or (iv) an in-service distribution date elected by the Eligible Individual.  The Eligible Individuals may elect deferred payment dates, and may elect to receive distributions in installments or a single sum.

The Plan will be unfunded, but the Company expects to set aside funds from time to time in a grantor trust (the “Trust”) for the exclusive purpose of satisfying Plan liabilities.  The Plan participants and their beneficiaries would have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust, and any assets held by the Trust would be subject to the claims of the Company’s general creditors in the event of the Company’s insolvency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VWR INTERNATIONAL, INC.

Date: February 20, 2007	By:	/s/ Gregory L. Cowan
Name: Gregory L. Cowan
Title: Vice President and Corporate Controller